UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        --------------------------------
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 2007
                                                          ---------------

                          BEACON FEDERAL BANCORP, INC.
                          ----------------------------
             (Exact name of Registrant as specified in its charter)

         Maryland                 000-52826              26-0706826
---------------------------      -----------             ----------
(State or Other Jurisdiction     (Commission           (I.R.S. Employer
     of Incorporation)           File Number)         Identification No.)

               5000 Brittonfield Parkway, East Syracuse, NY 13057
               --------------------------------------------------
                    (Address of principal executive offices)
                                 (315) 433-0111
                                 ---------------
               Registrant's telephone number, including area code

                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreements. Effective October 1, 2007, Beacon Federal, the wholly owned subsidiary of Beacon Federal Bancorp, Inc., entered into an employment agreement with each of Ross J. Prossner, President and Chief Executive Officer, James D. Lapsley, Chief Financial Officer, J. David Hammond, Senior Vice
President and Chief Lending Officer, and Darren T. Crossett, Senior Vice President and Chief Operating Officer. The agreement with Mr. Prossner has an initial term of three years. The agreement with Mr. Lapsley expires on June 30, 2008. The agreement with each of Mr. Hammond and Mr. Crossett has an initial term of two years. Except for the initial terms of the agreements and the base salaries payable under the agreements, each agreement is substantially similar.

Under the terms of the employment agreements, base salaries are reviewed at least annually and may be increased, but not decreased. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees and use of an automobile.

Each agreement provides that the executive's employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination. In addition, the executive is not entitled to any additional benefits under the employment agreement upon retirement at age 65. Should the executive become disabled, Beacon Federal would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Beacon Federal, the executive's estate will be paid the executive's base salary for one year and the executive's family will be entitled to continuation of medical, dental and vision benefits for one year after the executive's death.

Each of the executives is entitled to severance payments and benefits in the event of the termination of his employment under specified circumstances. In the event the executive's employment is terminated for reasons other than for cause, disability, death or retirement, or in the event the executive resigns within 30 days following (1) the failure to elect or reelect or to appoint or reappoint the executive to his executive position, (2) a material change in the executive's functions, duties, or responsibilities, which change would cause the executive's position to become one of lesser responsibility, importance or scope, (3) the relocation of the executive's principal place of employment to a location that is more than 50 miles from the location of Beacon Federal's principal executive offices as of the date of the agreement, (4) a material reduction in benefits and perquisites including base salary (except for any bank-wide or officer-wide reduction), (5) the liquidation or dissolution of Beacon Federal, or (6) a material breach of the employment agreement by Beacon Federal, the executive would be entitled to a severance payment. In addition, the executive would be entitled, at Beacon Federal's sole expense, to the continuation of non-taxable life, medical and dental coverage as part of his severance benefits for a specified period as stated in each employment agreement. In the event of a change-in-control, each of the executives is entitled to a change-in-control payment, and if the executive's employment is terminated following a change-in-control, he would also receive, at Beacon

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Federal's expense, continuation of non-taxable life, medical and dental coverage following the termination of his employment for a specified period as stated in his employment agreement.

Upon termination of the executive's employment other than in connection with a change-in-control, the executive agrees not to compete with Beacon Federal for one year following termination of employment within the same geographic locations where Beacon Federal or its affiliates has material business interests, and agrees not to solicit any Beacon Federal employee to terminate his or her employment with Beacon Federal and accept employment with a business that competes with Beacon Federal or has offices within 50 miles of any location of Beacon Federal or its affiliates or within 50 miles of any location for which Beacon Federal or its affiliates has filed an application for regulatory approval to establish an office.

Each of the employment agreements also provides for an automatic reduction in the amount of any payments made in connection with a change-in-control that would otherwise constitute "excess parachute payments" under Section 280G of the Internal Revenue Code. The total payment owed to the executive upon a change-in-control will be reduced to an amount that is $1.00 less than the amount that would otherwise be an "excess parachute payment" under Code Section 280G.

The employment agreements for Messrs. Prossner, Lapsley, Hammond and Crossett are attached as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this Current Report on Form 8-K. The above description of the agreements is qualified by reference to the agreements themselves.

Change in Control Agreements. Effective October 1, 2007, Beacon Federal also entered into change-in-control agreements with Nancy Studt, Vice President Mortgage Lending, Jane Bush-Scanlon, Vice President Compliance/Internal Audit, Joseph Dwyer, Vice President of Marketing, Lisa Jones, Vice President Accounting/Operations, Robert Mariotti, Vice President Information Technology, and Kathleen Russell, Vice President Human Resources. These officers entered into substantially identical change-in-control agreements.

Under the terms of the change-in-control agreements, following a change-in-control of Beacon Federal Bancorp, Inc. or Beacon Federal, the officer is entitled to a payment if, within 12 months following the change-in-control, the officer's employment is involuntarily terminated, other than for cause, or if the officer voluntarily terminates employment as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either Beacon Federal or Beacon Federal Bancorp, Inc. is merged into another entity in connection with a change-in-control and will not operate as a stand-alone, independent entity), reduction in his or her annual compensation or benefits, or relocation of his or her principal place of employment by more than 50 miles from its location immediately prior to the change-in-control, provided that the officer provides notice to Beacon Federal within 90 days of the occurrence of such a condition and Beacon Federal has not remedied the condition within 30 days of receiving such notice. In the event the officer is entitled to receive a payment pursuant to the change-in-control agreement, he or she will receive a cash payment within 30 days after his or her termination of employment; provided, however, that if the officer is a "specified employee" as defined in Internal Revenue Code Section 409A, then such

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payment  will be made on the first day of the seventh full month  following  the officer's termination of employment.

In addition to the cash payment, the officer is entitled to receive non-taxable life, medical, and dental coverage for a period of one year from the date of termination. Notwithstanding any provision to the contrary in the change-in-control agreement, payments under the change-in-control agreements are limited so that they will not constitute an "excess parachute payment" under
Section 280G of the Internal Revenue Code.

The change-in-control agreements for Ms. Studt, Ms. Bush-Scanlon, Ms. Jones and Ms. Russell and for Messrs. Dwyer and Mariotti are attached as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, and 10.10, respectively, to this Current Report on Form 8-K. The above description of the agreements is qualified by reference to the agreements themselves.


Item 9.01. Financial Statements and Exhibits.

       (a) Financial Statements of Businesses Acquired: None

       (b) Pro Forma Financial Information: None

       (c) Shell company transactions: None

       (d) Exhibits:

           Exhibit 10.1: Employment Agreement for Ross J. Prossner
           Exhibit 10.2: Employment Agreement for James D. Lapsley
           Exhibit 10.3: Employment Agreement for J. David Hammond
           Exhibit 10.4: Employment Agreement for Darren T. Crossett
           Exhibit 10.5: Change in Control Agreement for Nancy Studt
           Exhibit 10.6: Change in Control Agreement for Jane Bush-Scanlon
           Exhibit 10.7: Change in Control Agreement for Lisa Jones
           Exhibit 10.8: Change in Control Agreement for Kathleen Russell
           Exhibit 10.9: Change in Control Agreement for Joseph Dwyer
           Exhibit 10.10: Change in Control Agreement for Robert Mariotti



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BEACON FEDERAL BANCORP, INC.


Date: October 4, 2007                  By: /s/ Ross J. Prossner
      ---------------                      -----------------------------------
                                           Ross J. Prossner
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)